Exhibit 5

                           COLLATERAL AGENCY AGREEMENT

THIS COLLATERAL AGENCY AGREEMENT (this "Agreement"), dated as of January 29, 2003, is made among each of the Lenders named on the signature pages hereof (each a "Lender" and, collectively, the "Lenders") and XDL Capital Corp., as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

            The Lenders have entered into a Convertible Loan Agreement dated as of January 29, 2003 (as amended, modified, renewed, extended or replaced from time to time, the "Convertible Loan Agreement") with Commtouch Software Ltd., an Israeli corporation (the "Company") under which the Lenders will extend credit to Company and in connection therewith will receive certain collateral to secure the credit extensions under the Convertible Loan Agreement and the Notes issued to the Lenders thereunder (as amended, modified, renewed, extended or replaced from time to time, the "Notes"). The Lenders desire to enter into this Agreement to provide, among other things, for (i) the appointment, duties and responsibilities of a Collateral Agent, (ii) the respective rights and interests of the parties in and to the Collateral, and (iii) the orderly administration of the Collateral, upon the terms and subject to the conditions set forth in this Agreement.

            Accordingly, the parties hereby agree as follows:

            SECTION 1 Definitions; Interpretation.

            (a) Terms Defined in Convertible Loan Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Convertible Loan Agreement.

            (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Business  Day" means a day (i) other than  Saturday or Sunday,  and
(ii) on which commercial banks are open for business in San Francisco, California.

            "Collateral" the property now existing or hereafter acquired which may at any time be or become subject to a security interest in favor of the Collateral Agent or the Lenders pursuant to the Documents or otherwise, securing the payment and performance of the Obligations.

            "Collateral Documents" means any agreement, document or instrument pursuant to which any Obligor or any other Person provides a security interest in its assets in favor of the Lenders or the Collateral Agent for the benefit of the Lenders.

            "Documents" means the Convertible Loan Agreement, the Notes, the Guaranty, the Collateral Documents and all other documents, instruments and agreements delivered to the Lenders, or the Collateral Agent, in connection therewith.

            "Guaranty" means the Guaranty dated as of January 29, 2003 made by Commtouch Inc., a California corporation, in favor of the Collateral Agent on behalf of the Lenders.

            "Majority Lenders" means the holders of a majority of the aggregate principal amount of the Notes then outstanding.

            "Obligations" means the indebtedness, liabilities and other obligations of the Obligors to the Lenders under or in connection with the Documents, including all unpaid principal of the Notes, all interest accrued thereon and all other amounts payable by the Obligors to the Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

            "Obligor" means the Company or any guarantor of the Obligations.

            "Person"  means  an  individual,  corporation,   partnership,  joint
venture, trust, unincorporated organization or other entity of whatever nature.

            "Pro Rata Share" of any Lender means (a) in connection with any payments or distributions to any Lender, (i) in the case of accrued and unpaid interest on any of the Obligations to any payment date, the proportion which the amount of interest accrued and unpaid to such Lender bears to the aggregate amount of interest accrued and unpaid to all Lenders; (ii) in the case of unpaid principal of any of the Obligations, the proportion which the amount of unpaid principal owing to such Lender bears to the aggregate amount of unpaid principal owing to all Lenders; and (iii) in the case of any indebtedness in respect of any fees, commissions, indemnities and other amounts then owing in respect of the Obligations, the proportion which the amount of such indebtedness owing to such Lender bears to the aggregate amount of such indebtedness owing to all Lenders; and (b) for purposes of Section 7, the proportion which the amount of unpaid principal owing to such Lender bears to the aggregate amount of unpaid principal owing to all Lenders.

            (c) Interpretation. In this Agreement, except to the extent the context otherwise requires: (i) Any reference in this Agreement to an Article, a Section, a Schedule or an Exhibit is a reference to an article hereof, a section hereof, a schedule hereto or an exhibit hereto, respectively, and to a subsection hereof or a clause hereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears. (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined. (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation". (v) The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.


                                       2.

            SECTION 2 Application of Proceeds of Collateral; Sharing.

            (a) Application by Collateral Agent. All amounts received or collected by the Collateral Agent on account of the Obligations as proceeds of any collection, sale or other realization upon any Collateral shall be promptly applied by the Collateral Agent in the following order: (i) first, to the Collateral Agent or the relevant Lenders, for application to the payment of any fees, costs, expenses and other amounts due the Collateral Agent or such Lenders (in the case of the Lenders, if relating to or resulting from collection, sale or other realization upon any Collateral); and (ii) second, to the Lenders, ratably in accordance with their Pro Rata Shares, for application to the payment of the other Obligations. The Collateral Agent shall have no obligation to make any payments to the Lenders except out of amounts received or applied by the Collateral Agent in respect of the Collateral. If any amount so received or collected by the Collateral Agent and applied as provided in this Section 2 is rescinded or must otherwise be returned by the Collateral Agent for any reason, each Lender shall, upon notice by the Collateral Agent, forthwith pay over to the Collateral Agent such Lender's received portion of the amount so returned. All payments hereunder shall be made to such accounts as the Lenders may designate by notice to the Collateral Agent.

            (b) Sharing. If, despite any applicable provisions of the Convertible Loan Agreement and this Section 2, any Lender shall receive any payment or distribution in respect of the Obligations or the Collateral in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Lender shall hold such payment or distribution in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such payment or distribution to the Collateral Agent for application in accordance with this Agreement. Additionally, such Lender shall, if so required by the Collateral Agent or the Majority Lenders, purchase from the other Lenders (through the Collateral Agent) such participation in their respective Obligations as shall be required by it or them to permit the sharing of such excess payment or distribution in accordance with the requirements of this Agreement. If all or any portion of such excess payment or distribution is thereafter recovered by or on behalf of any Obligor from such Lender, each other party which shares in the benefit thereof shall return to such Lender its portion of the payment so recovered.

            SECTION 3 Certain Agreements of the Lenders.

            (a) Limitations on Exercise of Remedies. No Lender shall, without the prior written consent of the Majority Lenders:

                  (i) accelerate or otherwise make due and payable prior to the original stated maturity thereof any Obligations or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of any Collateral Document;

                  (ii) exercise any rights under or with respect to the Guaranty;

                  (iii) exercise any right of set-off, counterclaim or other claim it may have against any Obligor or any other Person with respect to the Obligations;

                  (iv) exercise any rights under or with respect to any Collateral, including causing or compelling the pledge or delivery of any Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Collateral, notifying any account debtors of any Obligor or


                                       3.

asserting any claim or interest in any insurance with respect to any Collateral, or release any Collateral; or

                  (v) commence, or cause to be commenced, or join with any creditor in commencing, any bankruptcy, insolvency or receivership proceeding against any Obligor.

            (b) Notices. Each Lender agrees promptly to furnish the other Lenders (through the Collateral Agent) copies of any material notices, demands or other communications to any Obligor under any Document to which it is a party which it believes have not otherwise been furnished to the other Lenders.

            (c) Further Assurances and Additional Acts. Each of the parties shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances, and perform such acts as the Collateral Agent or the Majority Lenders shall deem necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 4 Appointment of an Collateral Agent.

            (a) Appointment. The Lenders hereby appoint the Collateral Agent and authorize the Collateral Agent to execute the Collateral Documents and to take such action as agent on their behalf and to exercise such powers and perform such duties under this Agreement and the other Collateral Documents as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Collateral Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Collateral Agent shall not in any event be required to take any action which exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Document or applicable law. Nothing in this Agreement shall, or shall be construed to, constitute the Collateral Agent a trustee or fiduciary for any Lender. In performing its functions and duties hereunder, the Collateral Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor. All Lenders acknowledge that the initial Collateral Agent is a Lender, and is entitled to vote as such, without disentitling itself to any protections (qua Collateral Agent) that it may have hereunder.

            (b) Delegation of Duties. The Collateral Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Collateral Agent's Affiliates) to perform any of the Collateral Agent's duties under this Agreement. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.


                                       4.

            SECTION 5 Duties and Obligations of the Collateral Agent.

            (a) General Duties and Obligations of Collateral Agent. The duties and obligations of the Collateral Agent hereunder shall consist of (i) exercising or refraining from exercising any rights, remedies or powers of the Collateral Agent or the Lenders under the Collateral Documents or under applicable law in respect of all or any portion of any Collateral, (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of any Collateral, (iii) making any demands or giving any notices under the Collateral Documents, (iv) effecting amendments to and granting waivers under the Collateral Documents, and (v) distributing payments to the Lenders of amounts received by it in connection with the Collateral, in each case in accordance with the instructions of the Majority Lenders (subject to the provisions of Sections 9(a) and 9(b) below).

            (b) Holding of Collateral. The Collateral Agent agrees to hold all Collateral hereafter delivered to it pursuant to the Collateral Documents, for itself and for the benefit of the Lenders, on and subject to the terms and conditions set forth in the Collateral Documents and in this Agreement.

            (c) Limitation on Collateral Agent's Duties in Respect of Collateral. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession and the accounting for monies actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to any Collateral.

            SECTION 6 Liability; Collateral Agent and Affiliates; Non-Reliance; Etc.

            (a) Limitation on Liability. Neither the Collateral Agent nor any Affiliate thereof nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent (i) may treat a Lender as the holder of its Obligations for all purposes hereof unless and until the Collateral Agent receives written notice of the assignment thereof signed by such Lender and the Collateral Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Lender party hereto, in each case in form satisfactory to the Collateral Agent, (ii) may consult with legal counsel (including counsel to any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and
(iii) shall incur no liability to any Lender under or in respect of this Agreement or any other Document by acting upon any notice, consent, certificate, telegram, facsimile, email, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Document. Further, the Collateral Agent (A) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the accuracy or completeness of any information, exhibit or report furnished hereunder or under any other Document, for any statements, warranties or representation (whether written or oral) made or deemed made in or in connection with this Agreement or the other Documents, (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other


                                       5.

Document on the part of any Obligor or any other Person or to inspect the property, books or records of any Obligor or any other Person, and (C) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of this Agreement, any Document or any Collateral.

            (b) Collateral Agent and Affiliates. With respect to any Obligations owing to the Collateral Agent (or its Affiliates), the Collateral Agent (or such Affiliate) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Collateral Agent (or affiliated with the Collateral Agent); and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Collateral Agent in its individual capacity. The Collateral Agent and its Affiliates may lend money to and generally engage in any kind of business with the Obligors, all as if the Collateral Agent were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

            (c)  Non-Reliance.   Each  Lender's  decisions  to  participate  and
proceed, have been, and will continue to be, based on such documents and information as it has deemed appropriate, and each Lender accepts sole responsibility for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Obligors or any of their subsidiaries and the nature and value of any Collateral. Accordingly, each Lender confirms to the Collateral Agent and the other Lenders that it has not relied, and will not hereafter rely, on the Collateral Agent or the other Lenders (i) to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by any Obligor or any other Person under or in connection with this Agreement or the transactions contemplated by the Documents (whether or not such information has been or is hereafter distributed to such Lender by the Collateral Agent), or
(ii) to assess or keep under review on such Lender's behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor, any subsidiary thereof or the nature or value of any Collateral.

            (d) Independent Obligations. Except as expressly provided herein, each party shall remain responsible for holding its Obligations, and the collection, servicing and administration thereof.

            SECTION 7 Indemnification; Costs, Expenses and Fee.

            (a) Indemnification. The Lenders agree to indemnify the Collateral Agent, its Affiliates, and their respective directors, officers, employees, agents, counsel and other advisors (to the extent not reimbursed by the Obligors) (each an "Indemnified Person"), ratably in accordance with their Pro Rata Shares, against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Collateral Agent, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or any other Document or the transactions contemplated hereby or thereby or any action taken or omitted by any Indemnified Person in connection with any of the foregoing; provided that no Lender shall be liable to any Indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.


                                       6.

            (b) Costs and Expenses; Servicing Fee. Without limitation of the foregoing provisions of this Section 7, each Lender agrees to reimburse the Collateral Agent and its Affiliates promptly upon demand for such Lender's Pro Rata Share of any fees, costs and expenses or other charges incurred by the Collateral Agent or its Affiliates and payable by any Obligor pursuant to the Collateral Documents in each case to the extent that the Collateral Agent or any Affiliate is not reimbursed for such fees, expenses or charges, or payment of such fee is not made, by the Obligors, and the Obligors agree to pay any servicing fee relating to services rendered by the Collateral Agent after the date of the signing the Convertible Loan Agreement by Company, which the Obligors agree shall be based on the standard hourly or daily rates of the particular individual at the Collateral Agent performing the work.

            SECTION 8 Removal and Resignation of Collateral Agent.

            (a) Resignation and Removal. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may be removed at any time, with or without cause, by the Majority Lenders, upon prior written notice to the parties. The Collateral Agent may resign at any time, upon prior written notice to the parties. Upon any such removal or resignation the Majority Lenders shall be entitled to appoint a successor Collateral Agent, who shall agree in writing to be bound by the terms of this Agreement in accordance with Section 4(a). Upon the acceptance of any successor Collateral Agent of its appointment, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Collateral Agent. If no successor Collateral Agent is appointed prior to the effective date of the resignation of the resigning Collateral Agent, the resigning Collateral Agent may appoint, after consulting with the Lenders, a successor Collateral Agent from among the Lenders. In the case of any resignation of the Collateral Agent, if no successor shall have accepted within 60 days, the resignation shall nonetheless become effective upon the expiration of such 60 day period, and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. The former Collateral Agent shall be discharged from its duties and obligations as such upon the effectiveness of such removal or resignation.

            (b) Survival. The provisions of Sections 6 and 7, including all obligations of the Lenders with respect to the indemnification of the Collateral Agent[, the payment to the Collateral Agent of any unpaid fee] and the reimbursement of costs and expenses of the Collateral Agent, shall survive the termination of the duties and obligations of the Collateral Agent hereunder.

            SECTION 9 Miscellaneous.

            (a) Action by Collateral Agent. In taking any action on behalf of the Lenders and exercising such powers and performing such duties under this Agreement and the Collateral Documents as are granted to the Collateral Agent hereunder and thereunder, except to the extent otherwise provided under herein or in the Documents, the Collateral Agent shall act in each case in accordance with the instructions of the Majority Lenders; provided, however, that, notwithstanding any provision to the contrary herein or in any other Document, without the consent of all Lenders, the Collateral Agent shall not, and may not be directed to, release any of the Collateral or terminate any Collateral Document, except in connection with a sale or other disposition of Collateral as contemplated by or permitted under the Convertible Loan Agreement or any Collateral Document (including as a result of a exercise of any rights or remedies in


                                       7.

respect of any Collateral), as otherwise contemplated or permitted hereunder or under the Collateral Documents or as contemplated by subsection (b). The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion,
(i) to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (A) upon termination or the payment in full of all Obligations, and / or conversion by all Lenders and/or (if a Lender declines to convert or be repaid upon an event as described in section 4.4 of the Notes), the expiry of 12 months from the date of the request to convert or be repaid, by Company to the declining Lender , (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any such sale or disposition of Collateral contemplated by or permitted under this Agreement or under any other Collateral Document, or (C) if approved, authorized or ratified in writing by the Lenders; and (ii) to subordinate any Lien on any Collateral to the holder of any senior Lien on such property that is permitted by the Convertible Loan Agreement or the Notes. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release or subordinate its interest in particular types or items of Collateral.

            (b) Amendments to this Agreement. No amendment or waiver of any provision of this Agreement or any other Collateral Document nor consent to any departure therefrom by any Lender or the Collateral Agent shall in any event be effective unless the same shall be in writing and signed (or consented to) by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that without the consent of all the Lenders, no amendment, waiver or consent shall do any of the following: (i) subject the Lenders to any additional obligations; (ii) reduce any amount payable to the Lenders; (iii) postpone any date fixed for any payment in respect of any amount payable to the Lenders; (iv) change the definition of "Majority Lenders" or any definition or provision of this Agreement or other Collateral Document requiring the approval of Majority Lenders or some other specified amount of Lenders; (v) amend the provisions of
Section 2; or (vi) amend the provisions of Section 9(a) or this Section 9(b); and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights, duties or obligations of the Collateral Agent under or in respect of this Agreement.

            (c) Assignment. The Lenders' rights in and to the Collateral and the Collateral Documents and in respect of their Obligations may be assigned by them at their sole discretion, subject to the terms and conditions of the Documents. Any transferee or assignee, as a condition to acquiring the such rights in the Collateral or interest in the Obligations, shall agree to be bound hereby.

            (d) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission or email) and shall be mailed, sent or delivered at or to the address or facsimile number or email address of the respective party or parties set forth in the Convertible Loan Agreement, or at or to such other address or facsimile number or email address as such party or parties shall have designated by ten days' advance written notice to the other party or parties. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile or email, when sent; provided, however, that notices and communications to the Collateral Agent shall not be effective until received.


                                       8.

            (e) No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement and the other Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent or any Lender.

            (f) Costs and Expenses. Except as expressly provided herein, each of the parties shall absorb its own costs and expenses (including fees and disbursements of counsel) in connection with the negotiation, preparation, execution and performance of this Agreement.

            (g) Obligations Several. The obligations of the Lenders hereunder are several. The failure of any Lender or the Collateral Agent to carry out its obligations hereunder shall not relieve any other Lender or the Collateral Agent of any obligation hereunder, nor shall any Lender or the Collateral Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder. Nothing contained in this Agreement shall be deemed to cause any Lender or the Collateral Agent to be considered a partner of or joint venturer with any other Lender or Lenders, the Collateral Agent or any Obligor.

            (h) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

            (i) Effectiveness. This Agreement shall become effective on the date on which each of the parties hereto shall have signed a copy hereof, and thereafter shall be binding upon, inure to the benefit of and be enforceable by each Lender, the Collateral Agent (upon its acceptance of its appointment hereunder), and their respective successors and assigns.

            (j) Governing Law. This agreement shall be governed by, and construed in accordance with, the law of the Province of Ontario, Canada (excepting its choice of law provisions), and the venue shall be Toronto, Ontario.

            (k) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

            (l) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

            (m) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so


                                       9.

executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            (n) Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the parties, and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against an Lender or the Collateral Agent merely because of such Lender's or the Collateral Agent's involvement in the preparation hereof.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                              THE LENDERS


                                              AxcessNet Resources LLC

                                              By: ______________________________
                                                  Title:


                                              Bert Amato

                                              By: ______________________________
                                                  Title:


                                              Compugen Systems Ltd.

                                              By: ______________________________
                                                  Title:


                                              Delta Capital Ltd.

                                              By: ______________________________
                                                  Title:


                                              KKB Ventures LLC

                                              By: ______________________________
                                                  Title:


                                      10.

                                              XDL Capital Corp.

                                              By: ______________________________
                                                  Title:


                                              Edward B. Roberts

                                              By: ______________________________
                                                  Title:


                                              LENE L.P.

                                              By: ______________________________
                                                  Title:


                                              Yona Hollander

                                              By: ______________________________
                                                  Title:


                                              THE COLLATERAL AGENT

                                              XDL Capital Corp.

                                              By: ______________________________
                                                  Title:

Acknowledged and Agreed:

THE COMPANY

Commtouch Software Ltd.


By: ______________________________
    Title:


THE GUARANTOR

Commtouch Inc.


By: ______________________________
    Title:


                                      11.